Exhibit 10(ff)

                           TELEPHONE SERVICE AGREEMENT
                           ---------------------------

         THIS AGREEMENT is made and entered into this 17 day of November 1995 by and between Equity Telecommunications (EQUITY), having its principal place of business at 2201 East Camelback Road, Phoenix, Arizona and Tracer Design, Inc. (the "Customer"), having its principal place of business at 2231 East Camelback Road, Phoenix, Arizona ("Anchor Centre Three ").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Equity Telecommunication has access to an AT&T G3R SYSTEM computerized telephone system, associated telephone equipment, all pool trunk lines and WATS access lines (the "System") located at 2201 East Camelback Rd, Phoenix, Arizona ("Anchor Centre One") and servicing Anchor Centre Three; and

         WHEREAS, Customer is tenant of certain premises located in Anchor Centre Three (the "Premises") pursuant to that certain office lease ("Lease") by and between Customer and Anchor Centre Master Limited Partnership, an Arizona limited partnership ("Landlord") dated November 17th, 1995 with an initial term ("Term") of Three ( 3 ) years commencing on November 17, 1995 and

         WHEREAS, Customer desires to subscribe to certain services provided by Equity and to lease certain equipment upon the terms and conditions hereinafter set forth,

         NOW, THEREFORE, in consideration of the mutual covenants herein contained the parties hereby agree as follows:

         1. Lease of Equipment. Equity hereby leases and agrees to provide to Customer and Customer hereby leases and accepts from Equity the equipment and other personal property (the "Equipment") set forth on Exhibit "A" attached hereto and incorporated by reference herein upon the terms and conditions set forth in this Agreement. For purposes hereof, the Equipment shall include any replacement parts, replacements, additions, repairs and accessories incorporated therein or affixed thereto.

         2. Subscription to Services. Customer hereby subscribes to and Equity hereby agrees to provide certain telecommunications service (the "Service") in conjunction with the Equipment which services are set forth on Exhibit "A" upon the terms and conditions set forth in this Agreement.

         3. Term. The term of this Agreement shall commence upon the date of execution hereof, and continue until the expiration of the Term of the lease on the 17th day of November,

1998 unless sooner terminated in accordance with the terms hereof. In addition, Customer shall have the option to renew the term hereof to be coextensive with any renewal options available to Customer under the Lease.

         4. Delivery, Installation and Commencement of Service. Equity shall deliver and install the Equipment and arrange for commencement of the Service at the Premises. The parties shall attach within thirty (30) days hereof, as Exhibit "C", drawings which set forth the exact location of where the various Items of Equipment to be provided by Equity hereunder are to be installed. Customer shall give Equity at least thirty (30) days prior written notice of the date upon which they intend to take occupancy of the Premises. Customer's obligation to pay rent hereunder shall commence upon the date that service commences.

         5. Payments. Base rent for each item of equipment and the Service (in use form time to time) shall be as provided in Exhibit "A". Additional payments for long distance usage shall be in accordance with the schedule set forth on Exhibit "B" attached hereto and incorporated herein by reference. Customer shall pay all base rent and other sums due hereunder to Equity at the address set forth below, or to such other person or place as Equity may designate in writing. Payments for Equipment (including initial installation charges) and for Service (including long distance charges) shall be paid upon receipt of monthly billings therefor. Payments shall be delinquent if not paid in full within fifteen (15) days after receipt of the billing therefor. For purposes hereof, billings shall be deemed received when personally delivered or three (3) days after being placed in the United States Mail, postage prepaid. Interest on delinquent payments may be assessed on a per diem basis at a rate equal at a rate equal to the prime rate quoted from time to time by Morgan Guaranty Trust plus five percent (5%). Payments shall be sent to the following address: Equity Telecommunications, 2201 East Camelback Road, Suite 123B, Phoenix, Arizona 85016.

         6. Taxes. Customer shall pay as and when due, and indemnify and hold harmless Equity from and against all present and future taxes and other governmental charges (including, without limitation, sales, use, leasing, stamp and personal property taxes and license and registration fees), and all amounts in lieu of such taxes and charges and any penalties and interest on any of the foregoing, imposed, levied or based upon, in connection with or as a result of the purchase, ownership, delivery, leasing, possession or use of the Equipment or use of the Service (including, but not limited to, sales, use and federal excise taxes as long distance charges), or based upon or measured by rentals or receipts with respect to this Agreement, and Customer shall file all returns required and furnish copies thereof to Equity upon its request; provided, however, that the foregoing shall not apply to any federal or state income, profits or franchise taxes of Equity.

         7. Maintenance. Customer shall use the Equipment in the ordinary course of business in a commercially reasonable manner and refrain from any abuse or misuse of the equipment. Equity shall maintain the equipment and be responsible for its proper operation except for malfunctions resulting from the misuse, abuse or negligent acts of Customer, its employees, guests, customers, clients and invitees. Equity shall maintain the Equipment in a manner at least equal to that recommended by the manufacturers of the equipment.

         8.  Liability,   Disclaimer  of  Warranties:   EQUITY  IS  NEITHER  THE
MANUFACTURER NOR SELLER OF THE EQUIPMENT. EQUITY MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT, EXCEPT THE FOLLOWING: THE EQUIPMENT IS FIT FOR THE PURPOSE OF GENERAL OFFICE USE, THE EQUIPMENT IS NEW OR REFURBISHED TO AT&T STANDARDS, THE EQUIPMENT SUFFERS FROM NO PATENT DEFECTS OF WHICH EQUITY IS AWARE, CUSTOMER SHALL ENJOY THE QUIET ENJOYMENT OF THE EQUIPMENT AND THAT THE EQUIPMENT IS IN CONFORMITY WITH APPLICABLE LAW. EQUITY EXPRESSLY MAKES NO WARRANTY OR REPRESENTATION WITH RESPECT TO THE DESIGN OF THE EQUIPMENT OR ANY LATENT DEFECTS EFFECTING THE EQUIPMENT.

         (a) The foregoing is in lieu of all other warranties and of all other obligations on the part of Equity for damages including, but not limited to consequential damages.

         (b) Neither Equity not its vendors, affiliates or subsidiaries shall have any liability for any indirect, direct, incidental or consequential damages sustained or incurred in connection with the installation, maintenance, repair, operation or interruption of the products and service provided or sold under this Agreement unless same shall be the result of their willful or negligent acts or omissions.

         9. Installation and Modification. Customer shall not make any modifications to the Equipment. Equity expressly disclaims any obligation to customer in the event that Customer modifies any of the Equipment set forth herein or uses any equipment other than Equity's Equipment in connection with the operation of the basic telecommunications system, or uses any peripheral or supplemental equipment such as fax machines or modems which are not compatible or appropriate for use with the basic telecommunications system.

         10. Default by Customer. If Customer shall (a) be in default in the payment of any sum of money due hereunder beyond the fifteenth (15th) day after the due date thereof, or (b) be in default in the performance of any of the other material obligations under this Agreement, and shall not cure such default within thirty (30) days after written notice thereof, or in the event of a default which cannot be cured within thirty (30) days, shall have begun to cure same within such thirty (30) day period and shall diligently pursue same to completion as expeditiously as possible, Equity may, with notice to customer, have any one or more of the following remedies:

         (a) terminate this Agreement;

         (b) terminate telecommunications services under the terms of this Agreement which shall require Customer to make separate arrangements with the local telephone company for reconnection of telephone services;

         (c) sell, dispose of, hold, use or lease any items of Equipment as Equity, in its sole discretion, may decide without any responsibility to account to Customer; declare, with or without repossessing the Equipment, the entire unpaid rental due and payable immediately; and

Equity may pursue any other remedy available at law or in equity; and

         (d) pursue any other available remedy at law or in equity.

         In addition to the foregoing, if for any reason the landlord under the lease shall have the right to cancel the Lease, Equity shall have the right to terminate this Agreement.

         11. Expenses of Collection. Customer, in addition to its other obligations under this Agreement, shall pay to Equity, all costs and expenses, including reasonable attorney's fees, incurred by Equity in enforcing the terms, conditions or provisions of this Agreement.

         12. Remedies Cumulative. No right or remedy of Equity is exclusive of any right or remedy at law or in equity provided or permitted, but each shall be cumulative of every other right or remedy or given hereunder or now or hereafter existing at law or in equity or by statute or otherwise and may be enforced concurrently from time to time. No failure on the part of Equity to exercise and no delay in exercising any right or remedy hereunder shall operate as a waiver, nor shall any single or partial exercise by Equity of any right or remedy preclude any other or further exercise of the same or any other right or remedy.

         13. Assignment. Customer shall not assign, transfer or pledge this Agreement or any of the leased Equipment or sublet or lend any of the Equipment to any other party. Equity may assign this Agreement and mortgage, transfer or otherwise dispose of the leased Equipment, either in whole or in part, without notice to customer. Notwithstanding the foregoing, before Equity can mortgage the Equipment or provide Customer with any Equipment subject to a mortgage Equity shall provide Customer with a nondisturbance agreement in a form and content reasonably satisfactory to Customer from the proposed or existing mortgages. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns. In the event either party assigns it interest hereunder, it shall get an estoppel certificate from the assignee in form and content satisfactory to the other party.

         14. Title to the Equipment. All items of equipment shall remain the property of Equity and may be removed by Equity at any time after termination of or default under this Agreement. All items of Equipment are, and shall at all times remain, separate items of personal property notwithstanding the attachment of them to other items of equipment or to real property or buildings. Notwithstanding the foregoing, it is understood that any elements of the system which are built or installed as part of the tenant finish of the Premises pursuant to the terms of the Lease, shall be and remain the property of the Landlord and shall be controlled by the terms of the Lease.

         15. Risk of Loss. Customer hereby assumes and shall bear all risk of any loss, theft, damage to, or destruction of the Equipment from any cause whatsoever ("Casualty Occurrence"). No Casualty Occurrence after installation of the Equipment shall relieve Customer from its obligations under this Agreement; however, the Customer's obligation to pay rent with respect to any Equipment that has suffered a Casualty Occurrence may be discharged by compliance with the terms of this paragraph pertaining to payment of the "Casualty Values" of the Equipment to Equity. In the event of a Casualty Occurrence to any Equipment, Customer shall give Equity reasonable notice thereof and thereafter that if Equity reasonable determines the Equipment to be lost, stolen, destroyed or damaged beyond repair, then customer, at Customer's option, shall either (a) replace the Equipment with like Equipment in the condition required herein which has a market value at least equal to that of the replaced Equipment immediately prior to the Casualty Occurrence and continue to pay rent hereunder, or (b) pay to Equity not later than sixty (60) days after notification by Equity the "Casualty Value" of the affected equipment as such term is defined herein. The "Casualty Value" of any item of Equipment shall be equal to a total of (i) al rent and other amounts, if any, due at the time of such payment, plus (ii) the total of all unmatured rent and other payments with respect to such Equipment discounted to present value at the rate of eight percent (8%) per annum simple interest from the date of each such future payment would have been made to the~ date of payment of the Casualty Value, plus (iii) the "Reversionary Value" of said Equipment less the net amount of the recovery, if any, actually received by Equity from insurance or otherwise for such loss, theft, damage or destruction. For purposes of this paragraph, Reversionary Value shall be the estimated fair market value of the Equipment as of the end of the initial lease term, as though such Casualty Occurrence had not occurred. Upon such payment, this Agreement shall terminate with, and only with, respect to the Equipment so paid for and Customer shall become entitled to such paid for Equipment AS-IS, WHERE-IS. If either party has the right to cancel the Lease pursuant to the terms thereof pertaining to casualty loss and such party exercises its right to cancel the Lease, then the party exercising such right shall also have the right to cancel this Agreement.

         16. Insurance. During the lease term of any Equipment, Customer shall, at its expense, keep in effect all insurance required pursuant to the terms of the Lease and shall cause Equity to be named as an additional insured under all such policies of insurance. Each policy shall provide (i) for no less than thirty (30) days prior written notice of cancellation or non-renewal to Equity;
(ii) that such policy shall not be invalidated as against Equity or its assigns for any violation of any term of the policy of Customer's application therefor, and (iii) that such insurance is primary insurance and any other insurance covering Equity or its assigns shall be secondary and excess of such policy. Evidence of each insurance policy satisfactory to Equity shall be provided to Equity upon request. Customer shall promptly notify and appropriate insurer and Equity of each and every occurrence which may become the basis of a claim or cause of action against the insureds and provide Equity with all data pertinent to such occurrence. The proceeds of casualty insurance, at the option of Equity, shall be applied toward (a) the repair or replacement of the appropriate Equipment, (b) payment of the Casualty Value thereof, or (c) the payment of any other accrued obligation of customer hereunder. Any excess of such proceeds remaining after all required payments shall belong to Customer. Customer hereby appoints Equity as Customer's attorney-in-fact with full power and authority to do all things, including, but not limited to, making claims, receiving payments and endorsing documents, checks or drafts necessary or advisable to secure payments due under any policy contemplated hereby on account of a Casualty Occurrence to the Equipment.

         17. Miscellaneous. This Agreement shall be governed by the laws of the State of Arizona and constitutes the entire agreement between Equity and Customer with respect to the subject matter hereof. The terms and provisions of this Agreement may not be modified except by a writing signed by each of the parties hereto.

         18. Notices. All notices required hereunder shall be in writing and shall be deemed to have been given when delivered personally or when mailed with proper postage for ordinary mail, addressed to Equity or Customer, as the case may be, at the following addresses or at such other address as either shall from time to time designate in writing.

          If to Customer:           Tracer Design, Incorporated
                                    2231 East Camelback Rd., Suite 324
                                    Phoenix, Arizona 85016
                                    Attn: Mike Turico
                                    (602) 468-6400
                                    (601) 468-6401 (FAX)

          If to Equity:             Equity Telecommunications
                                    7007 College Blvd., Suite 375
                                    Overland Park, Kansas 66211
                                    Attn: Eric Duck
                                    (913) 338-3993
                                    (913) 338-4664 (FAX)

         19. Additional Documents: Further Assurances. Customer further agrees to-execute or obtain and deliver to Equity, at Equity's request such additional documents as Equity may reasonable deem necessary to protect Equity's interest in the Equipment in this Agreement, including, without limitation, financing statements, landlord's waivers and mortgagee's waivers. Customer shall pay to Equity upon demand as supplemental rent any filing fees or expenses incurred in connection with such additional documents. The execution of financing statements or the filing of same shall be for information purposes only and shall not be construed as an intention by the parties that the Equipment is being sold to Customer under this agreement.

         20. Individuals Executing Agreement. Customer and Equity both warrant that the individuals executing this Agreement on their behalf have been fully authorized by all appropriate corporate action to do so and that their execution hereof shall create a valid and binding obligation of each respectively.

IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

                                          EQUITY TELECOMMUNICATIONS


                                          By: /s/ Lynda J. Sheperd
                                              --------------------------------
                                          Title: System Administrator
                                                 ---------------------------



                                          By: /s/ Chad M. Little
                                              --------------------------------
                                          Title: President
                                                 -----------------------------

                                   EXHIBIT "A"

                        SCHEDULE OF EQUIPMENT AND SERVICE

1.       The initial Equipment to be installed is as follows:

         a.       7434D/w Display                    (1)
                  8110 Analog Sets                   (16)
                  7101A Analog Set                   (1)
                  Analog Lines/Fax-Modem             (4)
                  Audix                              (15)
                  House Pairs for TCG                (2)

         b. The initial charge for each item of Equipment shall be as follows:

                  $45.00                    ($  45.00)
                  $25.00                    ($ 400.00)
                  $20.00                    ($  20.00)
                  $20.00                    ($  80.00)
                  $10.00                    ($ 150.00)
                  $10.00                    ($  20.00)

c. Based on the foregoing, the monthly lease charge, which includes all local U.S. West lines, Attendant Console, Station User Equipment, Maintenance and Common Equipment is:

                  $715.00

2. The Services are as follows:

   Abbreviated Dialing                       Line Feature Status Indication
   Alerting - Distinctive Alerting           Loudspeaker Paging
   Attendant Call Waiting                    Loudspeaker Paging -
   Attendant Direct Extension Selection      Music Option
      with Busy Lamp Field                   Message Waiting -Manual
   Attendant Display                         PC/PBX Connection
   Attendant Display -                       Priority Calling
   Calling Extension Number                  Restriction -
   Class of Service                          Attendant Control of Voice
   Incoming Call Identification              Terminals
   Attendant Release Loop Operation          Code Restriction
   Bridged Call                              Inward
   Busy Verification of Lines                Manual Termination Line
   Call Coverage                             Miscellaneous Trunk
   Call Forwarding                              Restrictions
   Call Park, Call Pickup, Call Waiting      Outward
   Centralized Attendant Service             Terminal-to-Terminal

   Code Calling Access                       Only Calling
   Conference - Attendant Six Party          Termination
   Conference - Three Party                  Toll Restriction
   Dial Access to Attendant                  Voice Terminal Restrictions
   Direct Inward Dialing                     Origination
   Direct Outward Dialing                    Termination Busy Indication
   Display - Voice Terminal                  Through Dialing
   Power Failure Transfer                    Touch-Tone Calling Senderized
   Four (4) Digit Dialing                    Operating
   Hunting                                   Transfer
   Intercom Automatic                        Unattended Console Service
   Intercom - Dial                           Alternate Console Position
   Hold                                      Call Answer From Any
   Leave Word Calling                        Voice Terminal

Recurring Charges + 7% tax
Equipment and network charges (telephone lines and access to reach long distance location)

3. The charge for the installation of the Equipment listed in paragraph 1 (a) above is $8,803.43.

4. If additional Equipment is added, the charge therefor shall be computed on the basis of market prices at the time. Nothing contained herein shall be deemed to indicate the future availability of any specific item of equipment. To the extent that Customer wishes to add a given piece of equipment in the future and such item is no longer available, Equity shall use its best efforts to obtain a comparable substitute.

5. If Customer should elect to extend the term of the Agreement pursuant to any options contained herein, at the commencement of any such option period, the base charges set forth in paragraph 1 of the Exhibit "A" and the Long Distance Rate Schedule set forth in Exhibit "B" shall be adjusted as required to reflect then market rates, which rates shall be in effect hereunder until the expiration of the option period in question.

                                   EXHIBIT "B"
                                   -----------

                           LONG DISTANCE RATE SCHEDULE
                           ---------------------------


                                 Cost Per Minute
                                 ---------------

                                      $ .17
                                      -----
                                        9